ORACLE CORPORATION

FINAL PRICING TERM SHEET

1.650% Notes due 2026 (“2026 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,750,000,000

Maturity:	March 25, 2026

Coupon:	1.650%

Price to Public:	99.952% of the principal amount

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	0.500% due February 28, 2026

Benchmark Treasury Yield:	0.860%

Spread to Benchmark Treasury:	+ 80 basis points

Yield to Maturity:	1.660%

Make-Whole Call:	The 2026 Notes will be redeemable, in whole or in part at any time prior to February 25, 2026 (one month prior to the maturity date (the “2026 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2026 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2026 Notes matured on the 2026 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2026 Notes) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2026 Par Call Date, the 2026 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021

Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X CC7 / US68389XCC74

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

2.300% Notes due 2028 (“2028 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,000,000,000

Maturity:	March 25, 2028

Coupon:	2.300%

Price to Public:	99.743% of the principal amount

Interest Payment Dates:	March 25 and September 25 commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.125% due February 29, 2028

Benchmark Treasury Yield:	1.340%

Spread to Benchmark Treasury:	+ 100 basis points

Yield to Maturity:	2.340%

Make-Whole Call:	The 2028 Notes will be redeemable, in whole or in part at any time prior to January 25, 2028 (two months prior to the maturity date (the “2028 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2028 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2028 Notes matured on the 2028 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2028 Notes) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2028 Par Call Date, the 2028 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021
Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X CD5 / US68389XCD57

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

2.875% Notes due 2031 (“2031 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,250,000,000

Maturity:	March 25, 2031

Coupon:	2.875%

Price to Public:	99.845% of the principal amount

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.125% due February 15, 2031

Benchmark Treasury Yield:	1.693%

Spread to Benchmark Treasury:	+ 120 basis points

Yield to Maturity:	2.893%

Make-Whole Call:	The 2031 Notes will be redeemable, in whole or in part at any time prior to December 25, 2030 (three months prior to the maturity date (the “2031 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2031 Notes matured on the 2031 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2031 Notes) plus 20 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2031 Par Call Date, the 2031 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021

Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X CE3 / US68389XCE31

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

3.650% Notes due 2041 (“2041 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$2,250,000,000

Maturity:	March 25, 2041

Coupon:	3.650%

Price to Public:	99.326% of the principal amount

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.875% due February 15, 2041

Benchmark Treasury Yield:	2.298%

Spread to Benchmark Treasury:	+ 140 basis points

Yield to Maturity:	3.698%

Make-Whole Call:	The 2041 Notes will be redeemable, in whole or in part at any time prior to September 25, 2040 (six months prior to the maturity date (the “2041 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2041 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2041 Notes matured on the 2041 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2041 Notes) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2041 Par Call Date, the 2041 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2041 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021

Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X BZ7 / US68389XBZ78

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

3.950% Notes due 2051 (“2051 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$3,250,000,0000

Maturity:	March 25, 2051

Coupon:	3.950%

Price to Public:	99.825% of the principal amount

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.625% due November 15, 2050

Benchmark Treasury Yield:	2.410%

Spread to Benchmark Treasury:	+ 155 basis points

Yield to Maturity:	3.960%

Make-Whole Call:	The 2051 Notes will be redeemable, in whole or in part at any time prior to September 25, 2050 (six months prior to the maturity date (the “2051 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2051 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2051 Notes matured on the 2051 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2051 Notes) plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2051 Par Call Date, the 2051 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2051 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021

Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X CA1 / US68389XCA19

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

4.100% Notes due 2061 (“2061 Notes”)

Issuer:	Oracle Corporation

Principal Amount:	$1,500,000,000

Maturity:	March 25, 2061

Coupon:	4.100%

Price to Public:	99.804% of the principal amount

Interest Payment Dates:	March 25 and September 25, commencing September 25, 2021

Day Count Convention:	30/360

Benchmark Treasury:	1.625% due November 15, 2050

Benchmark Treasury Yield:	2.410%

Spread to Benchmark Treasury:	+ 170 basis points

Yield to Maturity:	4.110%

Make-Whole Call:	The 2061 Notes will be redeemable, in whole or in part at any time prior to September 25, 2060 (six months prior to the maturity date (the “2061 Par Call Date”)), at Oracle Corporation’s option, at a “make-whole premium” redemption price calculated by Oracle Corporation equal to the greater of (i) 100% of the principal amount of the 2061 Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest that would be due but for the redemption if the 2061 Notes matured on the 2061 Par Call Date (exclusive of interest accrued as of the date of redemption) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate (as defined in the 2061 Notes) plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption.

Par Call:	At any time on or after the 2061 Par Call Date, the 2061 Notes will be redeemable, in whole or in part, at Oracle Corporation’s option, at a redemption price equal to 100% of the principal amount of the 2061 Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Trade Date:	March 22, 2021

Settlement Date:	March 24, 2021 (T+2)

CUSIP / ISIN Numbers:	68389X CB9 / US68389XCB91

Denominations:	$2,000 and multiples of $1,000 thereafter

Expected Ratings (Moody’s / S&P / Fitch): *	Baa2 (stable) / A (negative) / BBB+ (negative)

Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. J.P. Morgan Securities LLC Wells Fargo Securities, LLC

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Co-Managers:

Barclays Capital Inc.

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

CIBC World Markets Corp.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

NatWest Markets Securities Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and prospectus supplement if you request it by contacting BofA Securities, Inc., NC1-004-03-43, 200 North College Street - 3rd Floor, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, Telephone: 1-800-294-1322; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, at 800-831-9146 or email: prospectus@citi.com; Deutsche Bank Securities Inc. at Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, by telephone at +1 (800) 503-4611 or by email at prospectus.cpdg@db.com; J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Attention: Investment Grade Syndicate Desk - 3rd Floor, Telephone: 1-212-834-4533; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attn: WFS Customer Service, E-Mail: wfscustomerservice@wellsfargo.com, Toll-Free: 1-800-645-3751; or by e-mailing Oracle Corporation’s Investor Relations at investor_us@oracle.com.

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